SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 8, 1999
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                               Evans Systems, Inc.
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(Exact name of registrant as specified in its charter)


Texas                              0-21956                74-1613155
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(State or other jurisdiction       (Commission            (IRS Employer
of incorporation)                  File Number)           Identification No.)


                   720 Avenue F North, Bay City, Texas 77414
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                     Address of principal executive offices


Registrant's telephone number, including area code: (409) 245-2424
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                                      N/A
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(Former name or former address, if changed since last report.)

         Item 5.  Other Events.
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         On December 8, 1999, Evans Systems, Inc. (the "Company") announced that it has agreed to sell its Texas based petroleum marketing and convenience store assets to TSC Services, Inc. ("TSC"), a privately held corporation that is based in Houston, Texas. The purchase price is expected to be approximately $16.2 million in cash plus the assumption of $900,000 in capital lease obligations. The Company plans to use the proceeds from the sale to retire debt and to provide capital for potential acquisitions.

         The sale will be structured as a sale of substantially all the assets of the petroleum marketing and convenience store operations. The assets to be sold include, property, machinery, equipment, intellectual property, inventory and franchise rights relating solely to the petroleum marketing and convenience store operations located in Texas and 42 parcels of real property that are owned or leased by the Company. The sale excludes assets relating to the Company's petroleum marketing and convenience store operations located in Louisiana, its Edco Environmental segment, cash and receivables and certain other specified Company assets. The purchase price was determined based on negotiations between the parties.

         The sale requires, among other things, approval by the Company's shareholders and is expected to close in early March 2000. The Company has previously announced that it had obtained the approval for term loans totaling $10 million by the United States Department of Agriculture Rural Development Business and Industry Guaranteed Loan Program (the "B&I Loan"). While it is the Company's preference to consummate the proposed asset sale, in the event that the sale does not close, the Company intends to proceed with closing the B&I Loan. The lender that has committed the funding of the B&I Loan has informed the Company that the loan remains available, subject to the terms and conditions set forth in its original commitment letter, if the proposed asset sale is not consummated. Reference is made to the Asset Purchase Agreement, and the Company's press release which are attached to this Current Report as Exhibits
2.1 and 99.1, respectively, and are incorporated herein by reference.


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

Exhibit No.                                  Exhibits
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2.1                         Asset Purchase  Agreement dated December 3, 1999, by
                            and between TSC Services, Inc., Evans Systems, Inc., Diamond Mini Mart, Inc., Evans Oil Co., EDCO, Inc. and Way Energy Systems, Inc. (the exhibits and schedules to such agreement, as described therein, have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of such exhibits and schedules shall be furnished supplementally to the Securities and Exchange Commission upon request).

99.1                        Press Release of Evans Systems,  Inc. dated December
                            8, 1999.


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

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EVANS SYSTEMS, INC.


Dated: December 9, 1999             By: /s/ J.L. Evans, Sr.
                                       -----------------------------------------
                                       Name: J.L. Evans, Sr.
                                       Title:C.E.O.

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